Exhibit 99.1

OncoGenex Pharmaceuticals, Inc. Reports Financial Results for Third Quarter 2014

Conference call to be held on Thursday, October 30, 2014 at 4:30 p.m. Eastern Time

BOTHELL, WA, and VANCOUVER, British Columbia, October 30, 2014 – OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today provided a summary of clinical developments and announced third quarter 2014 financial results.

Q3 2014 Highlights

•	The custirsen Phase 3 AFFINITY trial successfully completed patient enrollment of 635 men. AFFINITY is designed to evaluate a survival benefit for custirsen in combination with cabazitaxel treatment as second-line chemotherapy in men with metastatic castrate-resistant prostate cancer. The timing of the AFFINITY survival primary endpoint data is event-driven and results are currently expected in late 2015 or early 2016.

•	The Phase 3 ENSPIRIT trial completed the first of two interim futility analyses and is continuing patient enrollment per the recommendation of the Independent Data Monitoring Committee. ENSPIRIT is evaluating custirsen in combination with docetaxel in the treatment of non-small cell lung cancer in patients who have progressed after initial chemotherapy treatment.

•	Patient enrollment continues in five of the seven Phase 2 trials evaluating apatorsen across four tumor types, including bladder, lung, pancreatic and prostate cancer. Data results from the 180-patient randomized, placebo-controlled Phase 2 Borealis-1™ trial of apatorsen in combination with first-line gemcitabine and cisplatin in patients with metastatic bladder cancer are expected to be announced by the end of first quarter of 2015.

•	The Company announced the appointment of John A. Bencich as Vice President and Chief Financial Officer. The experienced life sciences and technology industry executive joined the company on August 11, 2014.

Financial Update and Results

•	Revenue for the three and nine months ended September 30, 2014 was $4.8 million and $21.5 million, respectively. This compares with $9.9 million and $21.3 million, respectively, in the same periods in 2013. Revenue earned in the third quarter of 2014 consists of reimbursable clinical trial, manufacturing and preclinical costs incurred by OncoGenex under the collaboration agreement with Teva.

•	Total operating expenses for the three and nine months ended September 30, 2014 were $12.0 million and $44.3 million, respectively, compared with $20.5 million and $49.6 million, respectively, in the same periods in 2013. The decrease in 2014 as compared to 2013 was due primarily to lower clinical trial costs for Borealis-1 as a result of patients coming off treatment and fewer combination drug purchases for the AFFINITY trial in 2014.

•	Net loss for the three and nine months ended September 30, 2014 was $4.9 million, or $0.23 per diluted common share, and $20.6 million, or $1.21 per diluted common share, respectively. Comparatively, net loss for the three and nine months ended September 30, 2013 was $10.1 million, or $0.68 per diluted common share, and $25.2 million, or $1.72 per diluted common share, respectively.

•	The company had $54.0 million in cash, cash equivalents and short-term investments as of September 30, 2014, compared to $39.2 million as of December 31, 2013.

•	In July 2014, we completed an underwritten registered direct offering and received net proceeds of approximately $22.4 million, after deducting the underwriting discount and offering expenses.

•	Based on current expectations, the company believes its capital resources as of September 30, 2014 will be sufficient to fund its currently planned operations into the third quarter of 2016, and through:

¡	the expected release of final results from the Borealis-1 trial by the end of first quarter of 2015;

¡	expected release of final results from the AFFINITY trial in late 2015 or early 2016; and

¡	the expected completion of enrollment and results from the Spruce and Rainier clinical trials.

•	At October 30, 2014, OncoGenex had 21,280,867 shares outstanding.

Consolidated Statements of Loss

(In thousands, except per share and share data)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013
Collaboration revenue	$4,803	$9,862	$21,463	$21,278

Operating expenses:
Research and development	9,586	18,004	36,372	42,122
General and administrative	2,459	2,473	7,892	7,446

Total operating expenses	12,045	20,477	44,264	49,568

Loss from operations	(7,242)	(10,615)	(22,801)	(28,290)
Other income (expense)	2,335	561	2,242	3,119

Net loss	$(4,907)	$(10,054)	$(20,559)	$(25,171)

Basic and diluted net loss per share	$(0.23)	$(0.68)	$(1.21)	$(1.72)

Weighted average number of basic and diluted common shares	21,079,310	14,690,984	16,952,793	14,675,244

Consolidated Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets:
Cash, cash equivalents, short term investments and restricted cash	$54,258	$39,536
Interest receivable	19	218
Amounts receivable	4,827	8,657
Prepaid expenses and other current assets	2,462	5,770
Property, equipment and other assets	1,085	1,508

Total assets	$62,651	$55,689

Liabilities and stockholders’ equity:
Accounts payable and accrued liabilities	$15,838	$13,628
Current portion of long-term obligations	1,114	1,092
Warrant liability	3,975	214
Long term liabilities	2,873	3,544
Stockholders’ equity	38,851	37,211

Total liabilities and stockholders’ equity	$62,651	$55,689

Conference Call Details

OncoGenex will host a conference call at 4:30 p.m. Eastern Time today, Thursday, October 30, 2014, to provide a business update and discuss the third quarter 2014 results. A live event will be available on the Investor Relations section of the OncoGenex Web site at www.OncoGenex.com. Alternatively, you may access the live conference call by dialing (877) 606-1416 (U.S. & Canada) or (707) 287-9313 (International). A webcast replay will be available approximately two hours after the call and will be archived on www.oncogenex.com for 90 days

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address treatment resistance in cancer patients. OncoGenex has a diverse oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) have entered a global collaboration and licensing agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer and in patients with advanced, unresectable non-small cell lung cancer. Apatorsen is in Phase 2 clinical development and OGX-225 is currently in pre-clinical development. More information is available at www.OncoGenex.com and at the company’s Twitter account: https://twitter.com/OncoGenex_IR.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our anticipated product development activities, such as expected clinical trial completion and design, statements regarding the potential benefits and potential development of our product candidates and statements regarding our expected financial results and expected cash requirements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that our product candidates will not demonstrate the hypothesized or expected benefits, the risk of delays in our expected clinical trials, the risk that new developments in the rapidly evolving cancer therapy landscape require changes in our clinical trial plans or limit the potential benefits of our product, the risk that our cash resources are insufficient to fund our planned activities for the time period expected and the other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media and Investor Relations Contact:

Jaime Welch

jwelch@oncogenex.com

+1-604-630-5403